Exhibit 10j.
SERVIDYNE, INC.
2000 STOCK AWARD PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
          THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of the ___ day of                     , 200_, by and between SERVIDYNE, INC., a Georgia corporation (the “Company”), and the employee designated below (the “Participant”).
W I T N E S S E T H:
          WHEREAS, the Servidyne Inc. 2000 Stock Award Plan (the “Plan”) was adopted by the Company, effective February 3, 2000; and
          WHEREAS, the Committee responsible for administration of the Plan has granted the Participant, SARs as of the Grant Date specified below;
          NOW, THEREFORE, the parties agree as follows:

Employee/Participant:

Number of SARs:	SARs

SAR Exercise Price:

Grant Date:

Vesting Schedule:	% of SARs	Date
	30%	3rd anniversary of Grant Date
	30%	4th anniversary of Grant Date
	40%	5th anniversary of Grant Date

Provided that all SARs shall vest and be exercisable on the 10th consecutive day that the Company’s common stock trades on NASDAQ at or above $20.00 per share.
1. Grant of SARs.
     1.1 Subject to the provisions of the Plan, the Company hereby grants to the Participant the number of Stock Appreciation Rights (“SARs”) shown above with the exercise price shown above (the “SAR Exercise Price”). Each SAR represents the right to receive an amount, payable in Shares as provided in Section 4 below, equal in value to the excess, if any, on the date of exercise of the Fair Market Value of a Share over the SAR Exercise Price of the SAR. The SARs granted hereby are free-standing SARs and are not granted in conjunction with an Option. This grant of SARs is hereinafter called the “Award.”

     1.2 Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     1.3 Condition. The Award is conditioned on the Participant’s execution of this Agreement. If this Agreement is not executed by the Participant, it may be canceled by the Committee.
2. Duration.
     The Award shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Award may be earlier terminated as provided in Section 1.3 and Section 5.
3. Vesting.
     The Award shall vest, and may be exercised, with respect to the SARs, on or after the dates set forth in the Vesting Schedule above, subject to earlier vesting of the Award as provided herein and subject to earlier termination of the Award as provided in this Agreement and in the Plan. The right to exercise the SARs as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein or in the Plan.
4. Manner of Exercise.
     4.1 Exercise. To exercise the Award, the Participant must deliver a completed copy of the SAR Exercise Form, attached hereto as Exhibit A, to the address indicated on such Form or such other address designated by the Company from time to time. The Award may be exercised in whole or in part with respect to the vested SARs; provided, however, the Committee may establish a minimum number of SARs (e.g., 100) for which an Award may be exercised at a particular time. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount, equal to the product of (i) the excess of the Fair Market Value of one Share on the date of exercise over the SAR Exercise Price of the applicable SAR, multiplied by (ii) the number of Shares in respect to which the SAR has been exercised. Except as otherwise determined by the Committee, the payment shall be made in Shares based upon the Fair Market Value of a Share on the date of exercise. Fractional Shares shall be settled by payment in cash based upon the Fair Market Value on such date.
     4.2 No Rights as Shareholder. The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Award until the SAR shall have been exercised pursuant to the terms of this Agreement and the Company shall have issued the Shares to the Participant (either by delivery to the Participant or his designee of certificates evidencing the Shares or by having the Participant’s name entered as a shareholder of record of the Company), whereupon the Participant shall have full voting and other ownership rights with respect to such Shares.

5. Termination of Employment.
     5.1 Termination for Cause. If the Participant’s employment is terminated by the Company for Cause, all outstanding unvested SARs shall immediately expire and be forfeited, and the Participant’s right to exercise the SARs (whether or not vested) shall terminate immediately upon the date that the Committee determines is the Participant’s date of termination of employment.
     5.2 Termination by Death. In the event the Participant dies while actively employed by the Company, all outstanding unvested SARs granted to the Participant shall immediately vest, and thereafter all vested SARs shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of death, whichever period is shorter, by such person(s) as shall have been named as the Participant’s beneficiary, or in the absence of a designated beneficiary, by the executor or representative of the Participant’s estate.
     5.3 Termination by Disability. If Participant’s employment with the Company is terminated by reason of Disability, all outstanding unvested SARs granted to the Participant shall immediately vest as of the date the Committee determines the definition of Disability to have been satisfied by the Participant, and thereafter all vested SARs shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.
     5.4 Termination for Other Reasons. If the Participant’s employment with the Company is terminated by the Company without Cause or the Participant voluntarily terminates his employment for any reason, all outstanding unvested SARs shall immediately expire on the date of termination of employment. Any SARs vested as of the date of termination shall remain exercisable at any time prior to the end of the Exercise Term or for ninety (90) days after the date of termination of employment, whichever period is shorter.
     5.5 Employment with a Subsidiary; Service other than Employment. For purposes of this Section and Section 9, employment with the Company includes employment with any Subsidiary of the Company. If the Participant is a Director, all references to employment shall mean the Director’s service as a Director, and termination of employment shall mean termination of the Participant’s service as a Director. If the Participant is not an employee or a prospective employee on the Grant Date, but rather provides consulting services or other services as a non-employee of the Company, all references to employment shall mean the Participant’s engagement as a service provider to the Company and the Participant shall be deemed to terminate employment when the Participant ceases to provide or be engaged to provide services to the Company. The Committee shall determine when the Participant ceases to provide or be engaged to provide services to the Company.
6. Nontransferability.
     The Award shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Participant, the Award shall be exercisable only by the Participant.

7. Securities Laws Restrictions.
     The Award may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company intends to register the Shares issuable upon the exercise of the Award; however, until the Shares have been registered under all applicable laws, the Participant shall represent, warrant and agree, as a condition to the exercise of the Award, if such exercise is permitted by the Committee, that the Shares are being acquired for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Participant acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Award.
8. Effect of Change in Control or Significant Corporate Event.
     In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their Shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Transaction”), the Committee may, in its discretion, without consent of the Participant:
          (a) cause the SARs to be assumed, or arrange for the substitution, in exchange for the SARs, of SARs to purchase equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company), on such terms and conditions as the Committee determines are appropriate;
          (b) accelerate the vesting of or right to exercise the SARs immediately prior to or in connection with the closing or completion of any such Transaction, and cause the expiration of the SARs to the extent not timely exercised by the date of the closing or completion of any such Transaction or other date designated by the Committee; and/or
          (c) cancel or arrange for the cancellation of all or any portion of the SARs in exchange for a cash payment equal to the difference between the Fair Market Value of the SARs being canceled (including SARs that would not otherwise be vested) and the SAR Exercise Price for such SARs, computed as of the date of the Change in Control and to be paid no later than 3 business days after the Change in Control.
9. No Right to Continued Employment.
     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Participant’s employment at any time.

10. Adjustments.
     In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award and the SAR Exercise Price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of Section 4.3 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.
11. Withholding of Taxes.
     The Company shall have the right to deduct from any distribution of cash to the Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Award. If the Participant is entitled to receive Shares upon exercise of the SAR, the Participant may pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares or the Participant may make a written election to have withheld a portion of the Shares issuable to him or her upon exercise of the SARs, having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Participant may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Participant. In addition, the Company shall be authorized to withhold the Withholding Taxes from other compensation payable by the Company to the Participant.
12. Modification of Agreement.
     Except as provided in Section 8 and Section 10, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.
13. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
14. Section 409A.
     This Agreement shall be interpreted and applied so that the SARs are exempt from, and will not be subject to, Code Section 409A. In addition, this Agreement shall be interpreted and applied as if it contained any additional provisions that it is required to contain in order for the SARs to be exempt from Code Section 409A.
15. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon each successor corporation to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
17. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and the Company for all purposes.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

SERVIDYNE, INC.
By:
Name:
Title:

     By signing below, Participant hereby accepts the Award subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee responsible for administration of the Plan, upon any questions arising under the Plan. Participant authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Award.

PARTICIPANT

Signature:

Name:

[EXHIBIT FOLLOWS]

EXHIBIT A
SAR EXERCISE FORM
     I, «Name» , do hereby exercise the Award with a Grant Date of _________ ___, 200___ granted to me pursuant to the Stock Appreciation Rights Agreement. The number of SARs being exercised and the SAR Exercise Price are set forth below:

Number of SARs:	SARs

SAR Exercise Price	$ ______ per SAR

Signature	Date:

Send or deliver this Form with an original signature to:
Servidyne, Inc.
1945 The Exchange, Suite 300
Atlanta, Georgia 30339
Attn: [Chief Financial Officer]